                                                                   EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITOR


As independent certified public accountants for the year ended December 31, 2002, we have issued our report dated April 21, 2003 included in Military Resale Group, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in this Registration Statement on Form S-8 pertaining to the Business Consulting Agreement dated as of August 1, 2003 by and between Military Resale Group, Inc. and Louis Wiener.




                                          /s/ Rosenberg Rich Baker Berman & Co.

Bridgewater, New Jersey
September 5, 2003